UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CHEMED CORPORATION
(Name of Registrant as Specified in Its Charter)

MMI INVESTMENTS, L.P. MCM CAPITAL MANAGEMENT, LLC JOHN S. DYSON CLAY B. LIFFLANDER SCOTT J. CROMIE JAMES FOY PETER A. MICHEL CARROLL R. WETZEL, JR.
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MMI Investments, L.P. (“MMI Investments”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of five nominees as directors at the 2009 annual meeting of stockholders of Chemed Corporation (the “Annual Meeting”).  On April 27, 2009, MMI Investments made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On May 13, 2009, MMI Investments presented the following Slide Presentation to RiskMetrics Group:

MMI INVESTMENTS, L.P.

PRESENTATION IN SUPPORT OF ITS DIRECTOR NOMINEES

AT THE 2009 ANNUAL MEETING OF

CHEMED CORPORATION

May 13th, 2009

THIS PRESENTATION SHOULD BE READ IN CONJUNCTION WITH MMI'S PROXY STATEMENT DATED 4/27/09, WHICH CONTAINS MORE DETAILED DISCUSSION OF A NUMBER OF MATTERS ADDRESSED HEREIN.

MMI

TABLE OF CONTENTS

MMI

INTRODUCTION

- **MMI Investments, L.P. (“MMI”) is a small-cap value investment fund founded in 1996**
  - MMI is a long-only fund, makes no meaningful use of derivatives and is a long-term holder of its stocks
    - Clay B. Lifflander, President & Portfolio Manager
    - Jerome J. Lande, Executive Vice President & Assistant Portfolio Manager
  - MMI’s executives draw on broad experience in operational management, investment banking and public service
  - Focus on value creation for stockholders
  - We have received RiskMetrics recommendations in:
    - The Eastern Company, 1997 – CEO replaced; stock up over 100% in 12 months.
    - Simpson Industries, 2000 – Company sold at a significant premium – 85% above its low, three months prior to the deal.
    - NDCHealth, 2004 – Company sold at a significant premium – 43% above its low, five months prior to the deal.
  - MMI does not set out to be activist, looks to work constructively with a company’s management and only seeks influence for stockholders when necessary
  - In 13 years MMI has only had the three election contests above and three potential election contests that were settled favorably for stockholders:
    - Dendrite International, 2006 - Board seat. Company sold at 52% premium within 6 months.
    - The Brink’s Company, 2008 - Tax-free spin-off. Current combined value of $57 vs. $62 average price month prior to spin announcement (February 25, 2008) and $49 average price month prior to spin completion (October 31, 2008).
    - Unisys Corp., 2008 - Two board seats. CEO replaced; $310mm in cost savings identified within 6 months; debt restructuring.

MMI

EXECUTIVE SUMMARY

1. We believe that MMI's five nominees are superior to the minority slate of incumbents that we oppose in independence, operational experience and strategic expertise
   - Adding 2 independent directors to an entrenched 11 member board does not constitute good governance.
   - Adding 7 independent directors out of 11 is the start of an impressive board, in our view.
2. A tax-free spin-off for Chemed is logical, value-enhancing, tax-efficient and does not require robust capital markets.
   - Contrary to misleading statements from Chemed, we have always said that a spin-off would take time to execute and COULD NOT happen immediately
   - We remain open to a healthy debate in the board room about timing and alternatives
3. Chemed's holding company infrastructure nurtures management's entrenchment, self-dealing and personal ambitions
   - Chemed management has repeatedly flipped positions on a split-up, obfuscating the attractiveness and practicability of a spin-off
     - ALWAYS IN THE SERVICE OF PRESERVING THE HOLDING COMPANY
4. Both during this election contest and prior to it, Chemed's board and management has consistently demonstrated reactive, rather than proactive corporate governance and operational leadership.

IF CHEMED DIDN'T EXIST, WOULD ANYONE ENDORSE COMBINING THESE BUSINESSES, ASSEMBLING THIS BOARD AND ADOPTING THESE COMPENSATION PRACTICES FOR HOLDING COMPANY EXECUTIVES WITH TWO DECENTRALIZED BUSINESSES?

MMI

CHEMED BACKGROUND

1971

- 1971 – Chemed Corp. ("Chemed" or the "Company") is formed as a subsidiary of W.R. Grace and goes public through an initial public offering ("IPO").
- 1980 – Chemed acquires Roto-Rooter.
- 1981 – W.R. Grace and Chemed combine their healthcare businesses, forming Omnicare, and do a subsidiary IPO.
- 1982 – Chemed purchases its remaining shares from W.R. Grace.
- 1991 – Chemed acquires a minority stake in Vitas.
- Feb. 2004 – Chemed acquires the remaining interest in Vitas. At the time management makes numerous comments acknowledging the benefits of an eventual separation of the two businesses.
- 2007-2008 – Management reverses its opinion and makes numerous comments arguing the businesses should remain together.
- Feb. 2009 – MMI sends a letter to the board demanding a tax-free spin-off.
- Mar. 2009 – CEO Kevin McNamara responds in a letter acknowledging the benefits of a tax-free spin-off but states the Board has chosen not to pursue this course of action.
- Mar. 2009 – MMI nominates five highly qualified and independent directors to represent the interests of stockholders.

2009

MMI

MMI NOMINEES

- MMI's Nominees, James Foy, Scott J. Cromie, Peter A. Michel, Clay B. Lifflander and Carroll R. Wetzel, Jr., bring a strong track record in:
  - Operational and strategic experience in both healthcare and residential services
  - Public company board service and effective governance
  - Strategic alternatives review and execution expertise
  - Total uncompromised independence and stockholder alignment
- MMI is not seeking control of the Board
- MMI's Nominees will have no vested interest in any single strategic direction, other than taking the necessary steps to enhance stockholder value
- One of Chemed's incumbent directors has even nominated one of our nominees for a healthcare services public company board:

"**…**we are nominating three highly qualified individuals [Michael S. Koeneke, Peter Linneman and **CLAY B. LIFFLANDER**] to NeighborCare's board who will fulfill their fiduciary duties to NeighborCare." – Joel F. Gemunder, Chemed Director and Omnicare CEO[1]

<u>With a limited ability to call special meetings, stockholders are given only one chance a year to hold management and the Board accountable</u>.

[1] "Omnicare Proposes Three Director Nominees to NeighborCare Board". *Business Wire,* December 23, 2004.

MMI

CHEMED INCUMBENT NOMINEES WE OPPOSE

- Patrick P. Grace - Son of a former Chemed Chairman and founder of W.R. Grace, Chemed's former parent corporation, and a professional advisor to philanthropies
- Thomas C. Hutton - Son of Chemed's former long-time Chairman & CEO and an attorney directly employed by Chemed
- Donald E. Saunders - Former long-time employee of Chemed who ran its Dubois Chemicals, Inc. subsidiary, which produced cleaning products
- Walter L. Krebs - Mr. Saunders' long-time head of finance at DuBois, and CFO of another Chemed subsidiary, Service America Systems, Inc. for 21 months
- George J. Walsh III - Partner with the law firm of Thompson Hine LLP, Chemed former outside counsel, whose firm received fees from Chemed as recently as 2007
- Biographical details about these incumbent directors:
  - Two sons of former Chemed Chairmen
  - Two practicing attorneys with no operational experience
  - Four current or former employees of Chemed or a former Chemed affiliate
  - One employee of a former paid service provider to Chemed as recently as 2007
  - A total of only 21 months experience in industries currently relevant to Chemed
  - No public company director experience beyond Chemed and its past affiliates
  - An average tenure as Chemed director of 16 years

MMI

MMI NOMINEES' SUPERIOR CREDENTIALS

	Healthcare or Residential Services Operating Experience	Non-Chemed or Related Entity Public Board Experience	Significant Wall Street Experience	Independent	Current / Past Employee or Vendor of Chemed or a Related Entity	Son of Former Chemed Chairman
MMI Nominees	70+ Years	9 Boards	40+ Years	All	None	None
James Foy	X			X		
Scott J. Cromie	X			X		
Clay B. Lifflander		X	X	X		
Peter A. Michel	X	X		X		
Carroll R. Wetzel, Jr.		X	X	X		
Chemed Incumbents	21 Months	None	None	None	All	40%
Patrick P. Grace					X	X
Thomas C. Hutton					X	X
Donald E. Saunders					X	
Walter L. Krebs	X				X	
George J. Walsh III					X	

MMI

JAMES FOY[2]

- President & CEO of Riverside Healthcare System, a $250mm healthcare network, including three hospital sites, multiple clinics, a skilled nursing facility and a nursing school.
- Chairman, Greater New York Hospital Association
- Faculty, Mercy College Healthcare Management Program

Accomplishments

- Led and sustained a financial turnaround at all three hospital sites.
- Redesigned quality improvement efforts to concentrate on measurable, patient focused issues, resulting in significant improvement in outcomes and patient satisfaction, and external recognition, e.g. Codman Award and Nova Award.
- Developed an outpatient network, including traditional clinics, physician offices on a time-shared basis, a mobile health center and disease specific programs.
- Developed a physician billing & management services organization, which generates a 20% margin and acts as a physician recruitment tool.

[2]Mr. Foy is a limited partner of MMI, with no management responsibility or discretionary authority over MMI's investment decisions.

MMI

SCOTT J. CROMIE

- Former ServiceMaster (NYSE:SVM–acquired) Group President overseeing American Home Shield, AmeriSpec, ServiceMaster Clean, Furniture Medic, Merry Maids and InStar Services.
- Former CEO, President & COO of American Home Shield (subsidiary of ServiceMaster). AHS is a provider of home warranties. Their product covers systems and appliances within the home, including plumbing services, HVAC, electrical, etc.

Accomplishments

- As Group President was responsible for $2.7bn in customer revenue and $175mm in operating income. Strong experience with franchise, direct operations and virtual network business models.
- Grew AHS from $93mm in sales and a ($4mm) EBITDA loss to $700mm in sales and $110mm in EBITDA. AHS is a direct operating business, but uses a "virtual network" to handle service delivery.
- Created consistent revenue annuity with customer retention rates of 65%.
- Brought six sigma strategy to AHS which generated $10mm in annual savings.
- Led three number one market share companies with solid growth – AHS, ServiceMaster Clean and Merry Maids.
- Senior leadership role in reducing ServiceMaster cost structure by over $50mm.

MMI

PETER A. MICHEL

- Former President & CEO of Brinks Home Security ("BHS"), provider of high-tech home protection services.
- CEO, President & Director of iSECUREtrac Corporation (OTCBB:ISEC) a provider of electronic monitoring products for the corrections market using Global Positioning Satellite (GPS) technology.
- CEO & President of NEP Broadcasting, L.L.C. an outsourced media services company specializing in remote television production of live sports and entertainment.

Accomplishments

- Transformed BHS from a lackluster, unprofitable operation into the industry leader in both profitability and customer satisfaction.
- Grew BHS from a company of 66,000 customers in 22 U.S. markets to over 700,000 customers in 100+ markets covering 42 U.S. states and two Canadian provinces.
- Increased BHS revenue from $26mm in 1987 to $258mm in 2001.
- BHS achieved record operating profit every year of his tenure.
- Brought into iSECUREtrac by the controlling investor group to enhance value by achieving scale through both organic growth and acquisitions.
- Sold NEP to two leading private equity firms for approximately $300mm.

MMI

CLAY B. LIFFLANDER

- **President of MMI and Millbrook Capital Management, Inc. a diversified private investment firm.**
- **Former Co-Chairman and CEO of Key Components LLC, a diversified manufacturing company and SEC registrant.**
- **Former Managing Director, M&A Group (coverage including healthcare), Smith Barney.**
- **Former President of the New York City Economic Development Corporation under then Mayor Rudolph Giuliani.**
- **Former Director, Dendrite International, Inc. (NASDAQ:DRTE – acquired), software & service provider for the pharmaceutical industry.**
- **Director, Unisys Corporation (NYSE:UIS).**

Accomplishments

- MMI has averaged a 23% net return over its 13-year history.
- Grew Key Components from one business line with $13mm in revenue to five business lines with $250mm in revenue and $50mm in EBITDA in six years.
- One of the youngest Managing Directors in Smith Barney history, advising on transactions valued in excess of $5bn.
- Dendrite was acquired at 52% premium to the stock price at the time Lifflander joined the board.

MMI

CARROLL R. WETZEL, JR.[3]

- Director focused on corporate governance and value creation for companies in transition.
  - Director of Exide Technologies (NASDAQ:XIDE)
  - Director of Brinks Home Security Holdings, Inc. (NYSE:CFL)
  - Former Director of Laidlaw International, Inc. (NYSE:LI – acquired).
  - Former Chairman of Safety Components (NYSE:SAFY – acquired).
- Former Managing Director and Co-Head of the Mergers and Acquisitions group of Chemical Bank/Chase Manhattan.
- Former Managing Director of Smith Barney in the M&A group.

Accomplishments

  - Safety Components and Laidlaw were acquired at substantial premiums (300% and 549% , respectively) to the stock price at the time he joined the boards.
  - Chairman of the governance committees of both Exide and Brink's Home Security. Has served on audit, compensation and finance committees.
  - 20 years of investment banking experience, including building the M&A practice at Chemical Bank/Chase Manhattan.

[3]Mr. Wetzel is a limited partner of MMI, with no management responsibility or discretionary authority over MMI's investment decisions.

MMI

MMI'S PROPOSED TAX-FREE SPIN-OFF

- Value Creation Potential: 29% to 82% from May 8th closing price
  - Trading comparables: 29% to 41%[4]
  - Transaction comparables: 68% to 82%[5]
    - **Taxation Poison Pill: Without a tax-free spin-off at these multiples we believe the potential tax leakage could be $10 to $14 per share[6]**
- Vitas and Roto-Rooter share no synergies, operations or strategic alternatives
  - There is no cash flow or balance sheet dependence. Each business generates positive free cash flow and can stand alone.
- Potential Business benefits:
  - Cost-savings from eliminating corporate holding company overhead & excessive compensation
  - Focused access to equity and debt capital markets
  - Equity compensation plans more closely aligned to each business' performance
  - A higher valued equity currency to compete in the M&A market

<u>A tax-free spin-off efficiently creates M&A optionality.</u>

<u>If Vitas & Roto-Rooter were separate companies, would anyone endorse combining them?</u>

[4]See page 41. [5]See page 42. [6]See page 43.

MMI

CHEMED RESPONSE

- Chemed Board's response of March 16th acknowledges benefits and ease of a spin-off
  - "We [Chemed Board] agree with the statement in your letter that, 'A spin-off of one of Chemed's businesses would be relatively simple…'"
  - "…a separation could create substantial shareholder value."
- But refuses to take action
  - "Although we firmly believe that our two businesses are currently more valuable to stockholders together than apart, due to our foresight and planning, we are well-positioned to separate the businesses if and when the time is right."

Which is more likely:

That Chemed's board has studiously concluded that the combination of Roto-Rooter and Vitas continues to make sense,

or…

That they are committed to preserving the conglomerate infrastructure they've maintained for over 30 years?

MMI

CHEMED'S SHORTSIGHTEDNESS

- Market weakness is no excuse to put off long-term strategy
- Spin-offs take time:
  - Spin-offs take time to execute – on average more than eight months.[7]
  - As the current market rally suggests, the market malaise will not last forever – a board should position itself to take greatest advantage when markets rebound.
  - Waiting for strengthening in markets before beginning a spin-off process likely means missing several quarters of capital markets strength.
- Spin-offs don't require robust capital markets
  - Spin-offs don't seek a market clearing price. They dividend a new stock which can rise with the market.
  - We believe management may be waiting because they want to do a sub-IPO or tax-inefficient sale to raise money for the holding company.
    - In Chemed's history they have always sold businesses to generate cash for future holding company acquisitions, in the process paying over $100mm in taxes.[8]

Is the theoretical potential value destruction Chemed warns about greater than the $10 to $14 of immediate tax benefit achieved by a tax-free spin-off?

[7]See page 48. [8]See page 36.

MMI

STEWARDSHIP

We believe Chemed's response amounts to "Trust us."

Let's consider their record:

- Management has reversed positions on the **attractiveness** of a tax-free spin-off several times.
- They have reversed positions on the **practicability** of a tax-free spin-off.
- They have compensated themselves lavishly we believe, with cash, stock and perks – some poorly or not even disclosed.
- The Board lacks the independent voices to hold management accountable.

We believe their alleged consideration of a spin-off may be an attempt to deflect scrutiny of their illogical strategy and entrenchment.

MMI

COMMENTS MADE AT TIME OF VITAS ACQUISITION

- Tim O'Toole[9]
  - "[the company has] no interest in selling Vitas, though would 'investigate the opportunity of it becoming a public company, independent from us.'"
  - "We do not see long-term running one business with two divisions – one plumbing and one hospice"
- Kevin McNamara[10]
  - "One issue that is on many of your mind is synergy, or lack synergy between our business segments. From an operational basis, these are minimal."
  - "Long-term, we recognize they will need to be separated. You certainly get maximum value from a pure play."
  - "Long-term separation is inevitable."
- David Williams[11]
  - [separation of the two businesses] "is inevitable."
  - "Long-term, shareholders will have better value once we cleave the businesses."

[9]"Roto-Rooter to Buy Vitas Healthcare, May Spin It Off". *Bloomberg News,* December 19, 2003.
[10]Bloomberg Transcript of the Company's First Quarter of Fiscal 2004 Earnings Conference Call, Page 5.
[11]"Chemed Corp. Separation is 'Inevitable,' Williams tells CNBC."*Bloomberg News*, May 19, 2004.

MMI

RECENT COMMENTS PRIOR TO MMI'S LETTER

- Kevin McNamara
  - "…the two companies will remain joined at the hip."[12]
  - "People are quick to say 'well what about a tax-free spinoff?' . . . I wouldn't expect that to happen, it still doesn't create much value." [13]
  - "Roto-Rooter probably wouldn't exist as a separate company for very long. Probably just result in a sale, probably soon after that and it would just be a slightly different tax situation, but in any event a substantial tax result would happen, you know, in relative short order." [13]
  - "…there's technical reasons why that [a tax-free spin-off] couldn't have been done for first a five year period and now an extended period just due to some intricacies of original Florida corporation that we bought the vehicle at." [13]
  - "And then just to completely close the issue, let me say with regard to that convertible debenture issue…any kind of a sale of Roto-Rooter would upset that and make us give the holders the option to close out that deal we're very reluctant to do that as well."[13]

[12]Comments at the Oppenheimer Healthcare Conference, November 3, 2008.

[13]Comments at the J.P. Morgan Healthcare Conference, January 13, 2009.

MMI

REACTIVE, NOT PROACTIVE

- According to Chemed's proxy "in response to MMI's announcement that it would nominate five candidates for election to the Board" Chemed added two outside directors, Ernest J. Mrozek and Thomas P. Rice, to its slate.
  - Chemed "approached certain of its large stockholders" but not MMI.
- After MMI's nomination of five directors, Chemed delayed the annual meeting to May 29 from May 18, the date it had originally notified Broadridge Financial Solutions, Inc.
- Following the filing of our preliminary proxy material, Chemed cleaned up disclosure inadequacies it had been making in its proxy filings for years.[14]
  - Ms. Laney is somehow "not an employee" of the company but somehow IS the President of a Chemed subsidiary and receives an office and secretary.
  - Ms. Laney is the paid chairperson of the Chemed Foundation.
  - Previously unknown executive perks such as company apartment(s), and payment of housing costs and relocation expenses for executives who have been with Chemed for decades, did not change jobs, and ran subsidiaries that didn't move headquarters.
  - Executive and board member ownership guidelines, albeit paltry.
    - One incumbent director continues not to meet this requirement despite company grants.
- Chemed stopped reimbursing executives for income taxes on personal use of the company aircraft beginning in 2009.

[14]See pages 27, 31 & 40.

MMI

CULTURE OF ENTRENCHMENT

- The current members of the Board have averaged nearly 17 years of service.
- Despite seven board members being deemed independent by a literal reading of the NYSE listing standards, in our view, the true independence of ten of the eleven current members of the Board is in serious doubt by reason of:
  - Current employment with Chemed
  - Former employment with Chemed
  - Employment with an entity with past ties to Chemed
  - Employment by an entity that has received significant funding directly or indirectly from Chemed
  - Family relationships
  - In many cases several of these factors

The level of entrenchment, interlocking relationships and absence of independent voices on the Chemed Board is unlike anything MMI's executives have seen in nearly 40 years of small-cap investing

MMI

CURRENT CHEMED BOARD

	Chemed Employee	Past Chemed Employee	Employee/ Director of Entity with Past Ties to Chemed	Chemed $ to Employer	Family Relationships
Joel F. Gemunder[a]			X		
Patrick P. Grace[b]			X		X
Thomas C. Hutton[c]	X		X		X
Walter L. Krebs[d]		X			
Sandra E. Laney[e]	See note e)	X	X		
Andrea R. Lindell[f]				X	
Kevin J. McNamara[g]	X		X		
Timothy S. O'Toole[h]	X		X		X
Donald E. Saunders[i]		X			
George J. Walsh III[j]				X	
Frank E. Wood					

MMI

CURRENT CHEMED BOARD

a) Mr. Gemunder has been CEO of Omnicare Inc. ("Omnicare") since May 2001, and President and a director since May 1981, when Omnicare was formed from Chemed's and W.R. Grace & Co.'s ("W.R. Grace") healthcare businesses.

b) Patrick P. Grace is the son of J. Peter Grace (deceased), the longtime Chairman and CEO of W.R. Grace (the former parent of Chemed until 1982) and the Chairman of Chemed until 1993. Patrick P. Grace was the President of Grace Logistics (a W.R. Grace subsidiary) from 1991-1995 and CFO of Kascho GmbH (a W.R. Grace subsidiary) from 1988-1991

c) Thomas C. Hutton is a Vice President and Director of Chemed and the son of Edward L. Hutton, the former Chairman and CEO of Chemed. Thomas C. Hutton was a director of Omnicare from 1983-2001. Edward L. Hutton, who was Chairman of Chemed from 1993 until his death in 2009, was also Chairman of Omnicare from 1981 through 2008.

d) Mr. Krebs was the CFO of former Chemed subsidiary Service America from October 1997 to July 1999. From January 1990 to April 1991 he was also the CFO of Chemed subsidiary DuBois Chemicals, Inc. ("DuBois"). The Company completed the sales of Service America and DuBois on December 22, 2004 and April 2, 1991, respectively.

e) Ms. Laney was the Chief Administrative Officer of Chemed from May 1991 to March 2003. Ms. Laney is currently chairman and CEO of Cadre Computer Resources Co. ("Cadre"), a former Chemed subsidiary through August 2001 that presently subleases office space from the Company. She also has a majority ownership interest in Cadre according to the Company's proxy statement. Ms. Laney is also on the board of Omnicare. In its proxy statement for the Annual Meeting, the Company states that "Ms. Laney, although not an employee and not receiving a salary, also has the use of an office and a secretary in her capacity as President of Jet Resource Inc., a wholly owned subsidiary of the Company."

f) Ms. Lindell is Dean and Professor of the College of Nursing at the University of Cincinnati. The University of Cincinnati and its College of Nursing have received charitable contributions from the Chemed Foundation as recently as 2007. In calendar years 2001 to 2007 the charitable contributions totaled $66,700, as disclosed in the Chemed Foundation's publicly filed Forms 990. Ms. Lindell is also on the board of Omnicare.

g) Mr. McNamara is the President & CEO of Chemed. Mr. McNamara was the COO of Omnicare from 1990-1992 and a director from 1986-2003. Mr. McNamara is also a director of Cadre.

h) Mr. O'Toole is an Executive Vice President of Chemed and the CEO of its subsidiary Vitas. Mr. O'Toole was a director of Omnicare from 1989-1997. Mr. O'Toole has two current or former brother-in-laws (Thad Jacarz and Robert Meyrose) who were employed by Vitas.

i) Mr. Saunders held various executive roles at Chemed subsidiary Dubois Chemicals between 1970-1991.

j) Mr. Walsh is a partner with the law firm of Thompson Hine LLP. For several years and through the first quarter of 2007, Thompson Hine received fees for legal services provided to Chemed. The legal fees for fiscal years 2004 through 2007 totaled $113,699.

MMI

BOARD MEMBER INTERLOCKS


W.R. Grace Inc. (GRA)
Frank Wood
CEO, Secant Communications, LLC
Patrick Grace
Former GRA executive
Son of Former CHE Chairman J. Peter Grace
Edward Hutton
Former Chairman of CHE
Former CEO of CHE
Former GRA executive
Chairman Emeritus, OCR
Former Director, Cadre Computer
Former Trustee, CHE Foundation
Thompson Hine LLP
Jet Aviation
Chemed Corp. (CHE)
George Walsh III
Partner, Thompson Hine LLP
(former CHE outside counsel)
Sandra Laney
Former EVP, CHE
Director, OCR
Chairman & CEO, Cadre
President, Jet Resources
President, CHE Foundation
UC Nursing School, Director
Service America
Thomas Hutton
VP, CHE
Son of former CHE Chairman
Former Director, OCR
Chemed Foundation
Walter Krebs
Former CFO, Service America
Former CFO, Dubois Chemical
Cadre Computer
Kevin McNamara
CEO, Chemed
Former COO & Director, OCR
Director, Cadre
Trustee, CHE Foundation
Donald Saunders
Former President, Dubois
Joel Gemunder
President & CEO of OCR
Tim O'Toole
EVP, CHE
Former Director, OCR
Dubois Chemical
Andrea Lindell
Director, OCR
UC Nursing School, Dean
Omnicare (OCR)
UC Nursing School
$
Former or Current Sub
Former or Current Dir
Current Sub
Sold or Spun Sub
Current Relationship
Former Relationship
Funding

MMI

THE MMI NOMINEES ADDRESS INADEQUACIES OF THE BOARD

Healthcare Operating Experience

- Despite Vitas representing nearly 70% of Chemed's revenue, only one director Ms. Lindell, a college dean, has any patient care experience.
- Mr. Gemunder's experience is in providing services to healthcare facilities. Mr. Rice's experience is in pharmaceuticals. Neither of them have any direct patient care experience.
- MMI's Nominee James Foy has 35 years experience in patient care administration.

Residential Services

- Other than Mr. Mrozek and Mr. Krebs' 21 months as CFO of Service America, nobody on the Chemed slate has any residential services operational experience.
- MMI's Nominees Scott J. Cromie and Peter A. Michel bring a combined 36 years of experience running residential services businesses.

Wall Street Experience

- Nobody on the Chemed slate has significant Wall Street experience.
- MMI's Nominees Clay B. Lifflander and Carroll R. Wetzel, Jr. bring more than 40 years of combined investment banking and investment management experience.

Public Company Board Experience

- Outside of Mssrs. Gemunder, Rice and Mrozek (none of whom we oppose), nobody on Chemed's board has any experience on the board of a public company outside of Chemed or one of its past affiliates.
- Mssrs. Michel, Lifflander and Wetzel bring significant public company board experience.

MMI's Nominees Bring Significant Stockholder Ownership

- The entire Chemed slate owns only 1.4% in direct stock.
- The nominees we oppose own only 0.5% in direct stock.

MMI

EXCESSIVE COMPENSATION

Chemed's Top 5 Executives Total Compensation 2004-2008

Executive	Cash & Other	Stock and Option as Reported	Value of in-the-money options granted 2004-2005[15]	Total Comp
CEO Kevin McNamara	$10.7mm	$9.1mm	$2.1mm	$21.9mm
CFO Dave Williams	$4.0mm	$3.2mm	$1.0mm	$8.3mm
EVP Timothy O'Toole	$5.0mm	$3.6mm	$1.8mm	$10.4mm
EVP Spencer Lee	$3.4mm	$2.0mm	$0.7mm	$6.1mm
Controller Arthur Tucker	$1.9mm	$1.6mm	$0.6mm	$4.1mm
Top 5 Executives	**$25.0mm**	**$19.1mm**	**$6.2mm**	**$50.9mm**

Total compensation to the top five executives is equal to greater than 20% of Chemed's net income over that period.

[15]In 2004-2005 the Company did not disclose a value for the expensing of option grants. In those years, the Company issued 451,000 options to the five named officers which as of May 8, 2009 had an in-the-money value of $6.2mm.

MMI

EXCESSIVE COMPENSATION

Compensation

- Members of the board who are also employees of the company (Mssrs. McNamara, O'Toole and Hutton) receive stock awards for **both** roles.
- Mr. Walsh receives a $135,000 fee as non-executive chairman.
- Messrs. McNamara, Williams, O'Toole, Lee & Tucker all are entitled to excise tax gross up payments.

Change of Control

- 15 employees have change of control agreements.
- Total change of control payments to just the top five executives would have been over $25mm as of December 31, 2008.
- The change of control agreements include single-trigger payments .
- Mr. McNamara receives 5 times his base salary upon termination without cause.
- Stock incentive plans have liberal change of control definition which triggers upon stockholder approval of a deal, rather than consummation.

Perks

- Mssrs. McNamara and E. Hutton received $106,218 in 2008 for the personal use of the company aircraft and tax gross-ups on such use. This value was determined by including only the variable costs of the aircraft.
- Mr. McNamara received $7,500 in 2008 for the use of previously undisclosed company apartment(s).
- Mr. O'Toole received $42,150 in 2008 for relocation expenses though he did not change jobs and has been with the company since 1979.
- Likewise, Mr. Lee received $63,695 during 2008 for "certain housing costs" though he did not change jobs and has been with the company since 1980.

MMI

THE HUTTON RULES

- Edward Hutton was CEO of Chemed from 1970 to 2001, executive Chairman from 1993 to 2004 and non-executive Chairman from 2004 to 2009.
- His son, Thomas Hutton, has been a Vice President of the company since 1988 and a board member since 1985.
- From 2002 to 2008 Edward Hutton received $5.2mm in total compensation.[16]
- Thomas Hutton, an attorney, is described as "handling some of the company's securities work"[17]
  - Received total compensation of $1.8mm between 2006 and 2008.[16]
  - The company did not disclose Mr. Hutton's compensation prior to 2006.
  - Chemed maintains an office in Rockefeller Center in New York for Mr. Hutton, who resides in Westchester, NY, despite the company's headquarters being in Cincinnati.[17]

[16] See page 39.

[17] "Roto-Rooter: A Local Board in Transition." *Business Courier of Cincinnati*, August 22, 2003.

MMI

JET RESOURCES

- **Chemed has an aircraft subsidiary named Jet Resources Inc. which acts as an aviation department for Chemed Executives as well as a charter service for other companies.**
  - Chemed spent nearly $9mm in November 2008 to purchase a 2001 Hawker 800XP which has not been licensed for charter use, even though they already own a Hawker 700.
    - This represents 36% of 2008 total CapEx and increases of nearly 5,000% and 7,000% in corporate CapEx from 2007 and 2006, respectively.
  - Jet Resources maintains a staff of at least 6 full-time employees and ownership of its own hanger.
  - Cincinnati is home to a major airport and a Delta Airlines hub.
  - This is nothing new for Chemed. Jet Resources was formed in 1991 to justify its two planes after they sold their Dubois Chemicals business:

"'They were looking for some ways to hold onto (the second plane),' said Ky Webb, who runs charter operations for Chemed's flight department. They found one. Chemed concluded that if the planes generated income when company executives weren't taking them for a ride, nobody could complain." "The charter operation may make Chemed look better to its shareholders, but is the plane now paying for itself? 'Well no,' answered Webb. 'We haven't been able to cover costs,' he said. He declined to elaborate."[18]

[18]"Company Spotlight: Chemed Will Do Anything To Keep Flying". *Bloomberg News,* December 16, 1992.

MMI

JET RESOURCES – CHEMED'S RESPONSE

- In a news story about our letter questioning the purchase of the new jet, a Chemed source responded[19]:
  - "Chemed bought the new aircraft in November…and sold the older plane the following month…"
    - MMI knows this to be false as the old plane was still for sale in late January.
    - The new plane was registered with Chemed as the owner on November 21. As late as April 1, the old plane was still registered with Chemed as the owner.
  - The new plane is a "six-seater, not a 15-seater."
    - A Hawker 800XP is FAA registered to hold fifteen seats but can be configured as luxuriously as the owner chooses.

What's the implication: that a six passenger jet bought for $9mm (currently worth half that amount) is essential to running Chemed and a justifiable use of stockholder capital?

Chemed's Hawker 700



Chemed's Hawker 800XP



[19] "Hedge Fund Chides Chemed Over New Jet". *New York Times DealBook Blog*, April 2, 2009.

MMI

INCUMBENT DIRECTOR SELF-DEALINGS

- Cadre Computer was a subsidiary of Chemed that was sold to Sandra Laney, a director of Chemed, who became its President and majority owner in 2001 for a $399,000 note and no upfront payment. In 2002 Cadre borrowed another $150,000 from Chemed. Ms. Laney remained an Executive Vice President and Chief Administrative Officer of Chemed until 2003.
- Chemed occupies a sky-scraper in Cincinnati, named after it, in which it has excess capacity and subleases space to Cadre Computer (run by board member Sandra Laney).
- Upon her retirement in 2003 Ms. Laney was awarded a $3.6mm severance package.
- Only after pressure from MMI did Chemed disclose in its filings that board member Sandra Laney remains President of Jet Resources and receives an office and secretary as compensation and that she receives $15,000 a year as chairperson of the Chemed Foundation, a charitable organization affiliated with Chemed.
- Mr. O’Toole has had two brothers-in-law employed by Vitas (the subsidiary he runs) in recent years.
- In 2008 Chemed paid two former directors as Director Emeritus:
  - John Mount who retired from the board in 2003, received $21,000 in cash and $33,750 in stock awards on top of the $12,000 a year consulting fee he is paid.
  - Charles Erhart, Jr. who retired from the board in 2008, received $14,000 in cash and $33,750 in stock awards in his role as Director Emeritus. He was also awarded a bonus $88,600 in stock awards upon his retirement as a director.
  - Chemed declined to disclose whether Ms. Laney and Mr. O’Toole, who are suddenly stepping down from the board in response to MMI’s campaign, will receive compensation as Director Emeriti.

Cadre information security



MMI

OPERATIONAL ISSUES

- Roto-Rooter
  - Job count declined 10% in 2008.
  - EBITDA margins declined 350bps in 2008 despite only a 1% decline in revenue.
  - Has not been aggressive with franchise acquisitions.
  - Failed in the HVAC market and had to exit the business during the last recession.
  - Outdated marketing strategy centered on yellow page advertisements.
- Vitas
  - Three consecutive quarters of negative admissions growth including -7% in 1Q09, despite major investments in admissions infrastructure.
  - Severe labor management issues in 1Q08 that caused a 330bps YoY decline in EBITDA margins.
  - Experienced significant Medicare Cap expenses in 2006.
  - Has made no major bolt-on acquisitions in the hospice space other than a failed 2004 acquisition in Phoenix which they had to exit in 2006 because of Medicare Cap problems.
  - Currently subject to an OIG investigation for an alleged failure to appropriately bill Medicare and Medicaid for hospice services.
  - Failed to hire a COO despite operational weakness and public comments that they needed one.
- Corporate
  - Missed consensus EPS expectations 5 of last 12 quarters.
  - Spent $27mm to increase the conversion price of their convertible notes from $81 to $105 per share.
    - Stock has never been less than 15% from original conversion price.
  - Repurchased $2.1mm of stock during 2007 at an average price of almost $60 (May 8th price $40.93) .
  - Spent nearly $9mm in 4Q08 on a second corporate jet and maintain Jet Resources infrastructure with 6 full-time employees.
  - Maintain excess corporate space.
  - Maintain company apartment(s) for executives.

MMI

VITAS IMPROVEMENT OPPORTUNITIES

- Operational Management: Pro-active, not reactive
  - Augment operational staff
  - Labor management and measurement tools
  - Labor relations
  - M&A and partnerships with not-for-profits
- Intangible Asset Utilization
  - Better coordination between Vitas and hospice industry organizations such as NHPCO and NAHC.
    - Focus lobbying effort
    - Acquisition sourcing
  - Pro-active Washington Outreach
    - Congressional Feedback

MMI

ROTO-ROOTER IMPROVEMENT OPPORTUNITIES

- Footprint and Scale
  - More aggressive franchise acquisitions
  - Potential geographic franchise expansion opportunities
  - Buying group across the entire Roto-Rooter network
  - Expansion of brand and services into HVAC, appliance, electrical, etc.
- Marketing & Customer Service
  - Better use of technology for customer service, route management, inventory control, etc.
  - Web site enhancements - customer focus and operational efficiency
  - Marketing strategies beyond yellow page advertising
  - Customer retention and repeat business
  - Pricing strategy

MMI

APPENDICES

MMI

CHEMED STRATEGIC DIVESTITURES

Name	Year	Size	Method	Proceeds
Figi Business	1978	NA	Sale of company	✔
Medical Diagnostics	1978	NA	Sale of company	✔
Omnicare	1981+	NA	Sub IPO followed by open market sales	✔
Roto-Rooter	1985+	NA	Sub IPO followed by repurchase	✔
Vestal Labs	1986	$67mm	Sale of company	✔
National Sanitary Supply	1986+	$138+mm	Sub IPO followed by sale of company	✔
Dubois	1991	$223mm	Sale of company	✔
Veratex Retail	1995	$10mm	Sale of company	✔
Omnia Group	1997	$52mm	Sale of company	✔
Cadre Computer	2001	$0.4mm	Sale to employees	✔
PatientCare	2002	$58mm	Sale of company	✔
ServiceAmerica	2004	$0mm	Sale to employees	✔

To our knowledge, Chemed has never executed a tax-free spin-off. Instead it has pursued sales of either entire subsidiaries or their stock.

<u>In the process it has paid extraordinary and often unnecessary taxes ($100+mm), so that it could generate proceeds to continue its stockholder-backed private-equity-fund .</u>

Note: Tax estimate based on company's 39% corporate tax rate and the $284mm in pre-tax gains the company disclosed in its presentation filed with the SEC on May 8, 2009.

MMI

CHEMED BOARD: MISALIGNED WITH STOCKHOLDERS

- The 11 members of Chemed's slate own only 320,526 direct shares or 1.4% of the company's capital stock.
  - MMI's Nominees own 800,002 direct shares or 3.5% of the company's capital stock.
- According to Chemed's proxy disclosure, in the past two years the 11 members of Chemed's slate have:
  - Been awarded 377,133 shares of stock and options.
  - Sold, used as payment or gifted 97,029 shares.
  - Acquired on the open market **only** 550 shares.
- According to Chemed's proxy disclosure, in the past two years Chemed's top five executive officers have:
  - Been awarded 702,526 shares of stock and options.
  - Sold, used as payment or gifted 244,497 shares.
  - Acquired on the open market **only** 5,000 shares.

MMI

CHEMED'S PRESENTATION: THE FACTS

Corporate Overhead

- We believe that the company's total corporate expense is inflated and that two lean organizations can be run with combined infrastructures less than Chemed currently has today.
- In Chemed's presentation filed with the SEC on May 8, 2009. Chemed quotes corporate overhead in 2008 of $15.7mm, consisting solely of cash expenses. When you add $8.3mm in stock & option expenses and our estimate of at least $1-$2mm of expense for Jet Resources, total corporate expense may be $25-$26mm. These expenses include:
  - $5.6-$6.1mm for the "Office of the CEO" despite the fact that the CEO's of Vitas and Roto-Rooter made $1.7mm and $1.2mm respectively.
  - $2.8mm for the CFO and controller.
  - $2.5mm for audit staff and fees paid to outside auditors. Fees paid to outside auditors were $1.7mm, meaning they paid $0.8mm (before stock and option expenses) for an audit staff of two people.
  - $0.6mm for former chairman Edward Hutton.
  - $0.6mm for Thomas Hutton.

Stock Price Returns

- While Chemed chooses arbitrary periods to show strong stockholder returns in its presentation, they have not been as strong recently.
- Chemed's total return for the 24 month period ending May 8, 2009 was (37.3%) compared to Odyssey's return of (18.1%) and Rollins return of 16.5%.

Comps

- Chemed's comparable valuation analysis in its presentation filed with the SEC May 8, 2009 includes companies that we believe have little in common with either of Chemed's businesses.
- Chemed chooses to use home health companies as comps for Vitas, a category MMI ceased using after the home health industry became a primary target of President Obama's recent budget which calls for $37 billion in savings from home health over the next ten years. The home health industry could be facing as much as a 13% cut in reimbursement in 2011.
- Chemed includes four comps for Roto-Rooter which in our view make no sense:
  - Ecolab is primarily a provider of cleaning and sanitizing products to commercial customers. They do provide pest elimination services but it represents only a part of a reporting unit that makes up 7% of sales.
  - Emcor is a mechanical and electrical construction company tied to the commercial construction market.
  - Team and Furmanite serve the heavy industries (power generation, refineries, etc.) providing leak repair, hot tapping and other maintenance services.
- In an April 25, 2008 report C.L. King analyst Jim Barrett noted that Rollins is "the best and only good publicly traded comparable to Roto-Rooter."
- Chemed shows a sum-of-the-parts value of $48 using Odyssey and Roto-Rooter as comps based on April 27, 2009 closing prices. Based on May 8, 2009 closing prices the value is up to $53 or a 29% premium to Chemed's closing price.

MMI

THE HUTTON'S COMPENSATION

	2002	2003	2004	2005	2006	2007	2008	Sum 2002-2008
Edward Hutton								
Salary	$316,666	$250,000	$293,750	$325,000	$325,000	$325,000	$325,000	$2,160,416
Bonus	200,000	156,000	56,000					412,000
2002 LTIP Payouts			948,122					948,122
Split-dollar Premiums				56,000	108,023	112,738	126,830	403,591
Retirement Plans	502,682	59,742	210,311	88,162	42,444	41,945	41,720	987,006
Term Life Insurance	3,384	3,384	3,384	3,384	3,384	2,736	2,736	22,392
Unrestricted Stock	7,586	7,466	8,944	16,228	21,988	27,508	13,500	103,220
Aircraft & tax reimbursement						7,732	64,989	72,721
Company Cars							17,676	17,676
Undisclosed					35,081	55,309	0	90,390
Total	**1,030,318**	**476,592**	**1,520,511**	**488,774**	**535,920**	**572,968**	**592,451**	**5,217,534**
Position	Executive Chairman	Executive Chairman	Executive Chairman (up to 5/04)	Non-Exec. Chairman	Non-Exec. Chairman	Non-Exec. Chairman	Non-Exec. Chairman	

	2002	2003	2004	2005	2006	2007	2008	Sum 2006-2008
Thomas Hutton								
Salary					$236,875	$247,500	$257,500	$741,875
Bonus					72,500	94,000	94,000	260,500
Stock Awards						**233,194**	**156,014**	389,208
Option Awards		**Not Disclosed**			22,584	90,401	40,052	153,037
Retirement Plans					33,479	65,454	54,718	153,651
Life Insurance					12,448	12,448	12,448	37,344
Stock Awards as Director					21,988	**27,508**	**13,500**	62,996
Total					**399,874**	**770,505**	**628,232**	**1,798,611**
Position*	VP	VP	VP	VP	VP	VP	VP	

*Despite being a director and Vice President, the company never discloses his responsibilities in their public materials.

MMI

PERKS: CHEMED'S 2009 PROXY DISCLOSURE

The table below describes each component of the All Other Compensation column in the Summary Compensation Table:

	K.J. McNamara	D.P. Williams	T.S. O'Toole	S.S. Lee	A.V. Tucker, Jr.
Company contributions to non-qualified deferred compensation plans (a)	$ 368,766	$ 152,089	$ 162,866	$ 137,791	$ 58,883
Personal use of Company aircraft (b)	61,444	4,824	-	-	-
Company contributions to unfunded supplemental retirement plans (c)	26,356	12,185	23,218	11,965	7,003
Tax gross-up on personal use of Company aircraft (d)	14,873	-	-	-	-
Personal use of Company apartment	7,500	-	-	-	385
Company contribution to 401(k) plan	6,900	6,900	6,900	6,900	6,900
Long-term care insurance	5,746	6,412	4,050	6,124	4,808
Term life insurance	3,159	2,736	3,209	1,584	2,522
Personal use of Company golf club membership	-	2,663	-	5,342	-
Relocation expenses	-	-	42,150	-	-
Payment of certain housing costs	-	-	-	63,695	-
Supplemental life insurance	-	-	-	3,515	750
Total	$ 494,744	$ 187,809	$ 242,393	$ 236,916	$ 81,251

(a) Represents Company contributions in 2008 to the Excess Benefit Plan on behalf of each of Messrs. McNamara, Williams, O'Toole and Tucker and to the Deferred Compensation Plan on behalf of Mr. Lee.

(b) The value of the use of the Company aircraft was determined by multiplying the number of flight hours used by the named executive officer by the average variable cost per hour of operating the aircraft in 2008, which includes the cost of fuel, repairs and maintenance.

(c) Represents the amount credited in 2008 to each named executive officer's account under the Supplemental Pension Plan and also, for Mr. Tucker, under the 1986 Severance Plan.

(d) Beginning in 2009, the Company no longer reimburses for income taxes on personal use of the Company aircraft.

MMI

SPIN-OFF: TRADING MULTIPLES

Potential Spin-Off Value Assuming Trading Comp Multiples

($ in millions, except per share data)

	Vitas (a)		Roto-Rooter (a)		TOTAL	
	LTM	2009	LTM	2009	LTM	2009
Spin-Off Valuation						
Adjusted EBITDA (b)	$113.0	$111.5	$54.4	$55.9	$167.4	$167.4
Trading Comp Multiples (c)	7.7x	6.7x	11.5x	11.3x	8.9x	8.2x
Implied Enterprise Value	$870.3	$747.0	$625.0	$632.0	$1,495.3	$1,379.1
Net Debt (cash) (d)	187.3	187.3	-	-	187.3	187.3
Shares	22.6	22.6	22.6	22.6	22.6	22.6
Equity Value per Share	$30.16	$24.72	$27.60	$27.91	$57.76	$52.63

Company	Market Cap	Stock Price	LTM EBITDA Multiple	2009 EBITDA Multiple
Chemed	$925.0	$40.93	6.8x	6.7x
Odyssey	353.0	10.72	7.7x	6.7x
Rollins	1,728.0	17.45	11.5x	11.3x

Notes:

(a) Assumes a tax-free spin-off where Vitas retains the attractively priced 1.875% convertible notes due 2014.

(b) Segment EBITDA estimates are actual for LTM and an average of Oppenheimer and Deutsche Bank estimates for 2009. Corporate expenses allocated based on revenue.

(c) Based on closing prices on May 8, 2009. Vitas trading comp is Odyssey. Roto-Rooter trading comp is Rollins.

(d) Represents Chemed's total debt excluding the discount on the convertible notes less cash as of March 31, 2009.

MMI

SPIN-OFF: TRANSACTION MULTIPLES

Potential Spin-Off Value Assuming Transaction Multiples

($ in millions, except per share data)

	Vitas (a)		Roto-Rooter (a)		TOTAL	
	LTM	2009	LTM	2009	2008	2009
Spin-Off Valuation						
Adjusted EBITDA (b)	$113.0	$111.5	$54.4	$55.9	$167.4	$167.4
Transaction Multiples (c)	10.8x	9.8x	12.1x	11.7x	11.2x	10.4x
Implied Enterprise Value	$1,220.6	$1,092.7	$657.6	$654.4	$1,878.3	$1,747.1
Net Debt (cash) (d)	187.3	187.3	-	-	187.3	187.3
Shares	22.6	22.6	22.6	22.6	22.6	22.6
Equity Value per Share	$45.63	$39.98	$29.04	$28.90	**$74.68**	**$68.88**

Notes:

(a) Assumes a tax-free spin-off where Vitas retains the attractively priced 1.875% convertible notes due 2014.

(b) Segment EBITDA estimates are actual for LTM and an average of Oppenheimer and Deutsche Bank estimates for 2009. Corporate expenses allocated based on revenue.

(c) Vitas transaction comps include hospice transactions with greater than $50mm enterprise values in the last five years. Roto-Rooter transaction comps include residential and commercial services deals in the last five years with greater than $50mm enterprise values. 1-year forward multiples applied to 2009 estimates.

(d) Represents Chemed's total debt excluding the discount on the convertible notes less cash as of March 31, 2009.

MMI

TAXES LOST IF SOLD WITHOUT TAX-FREE SPIN-OFF

Potential Tax Leakage on Sale of Vitas or Roto-Rooter

($ in millions, except per share data)

	Vitas is Sold		Roto-Rooter is Sold	
	LTM	2009	LTM	2009
M&A Valuation				
Adjusted EBITDA	$113.0	$111.5	$54.4	$55.9
Transaction Comps Muliple	10.8x	9.8x	12.1x	11.7x
Implied Enterprise Value	$1,220.6	$1,092.7	$657.6	$654.4
Less: Estimated Tax Basis (a) (b)	(399.2)	(399.2)	(100.0)	(100.0)
Gain on Sale	821.4	693.5	557.6	554.4
Tax Rate	39%	39%	39%	39%
Taxes Paid	(320.4)	(270.4)	(217.5)	(216.2)
Shares	22.6	22.6	22.6	22.6
Tax Leakage per Share	**($14.15)**	**($11.94)**	**($9.60)**	**($9.55)**

(a) Vitas tax basis is estimated based on the cash cost of exercising warrants to acquire 37% of Vitas common stock on October 14, 2003 and the purchase price of the remaining 63% of Vitas acquired on February 24, 2004.

(b) Roto-Rooter tax basis is estimated based on initial purchase of Roto-Rooter for $20mm, subsequent IPO of 42% and repurchase of the 42% for $88mm.

MMI

SELECTED PRECEDENT TRANSACTIONS

(US $ in millions)

Announced	Target	Acquiror	Ent. Value	Ent. Val / LTM Rev.	Ent. Val / EBITDA LTM	Ent. Val / EBITDA 1 Year Fwd.	Premium 1 Day Prior	Premium 30 Days Prior
Hospice								
01/15/08	VistaCare	Odyssey Healthcare	$124.1	0.5 x	NM	10.2 x	22.6%	18.9%
08/02/06	Trinity Hospice	Sunrise Senior Living	71.0	1.2 x	9.9 x	9.1 x	NA	NA
01/01/06	The Healthfield Group	Gentiva Health Services	454.0	1.6 x	9.1 x	8.3 x	NA	NA
05/27/04	Hospice USA	Beverly Enterprises	77.0	2.1 x	8.5 x	NA	NA	NA
12/19/03	Vitas Healthcare	Chemed	384.8	1.4 x	15.8 x	11.7 x	NA	NA
			Median	1.4 x	9.5 x	9.7 x	22.6%	18.9%
			Mean	1.3 x	10.8 x	9.8 x	22.6%	18.9%
Residential/Commercial Services								
03/31/08	Home Team Pest Defense	Rollins	$137.7	1.0 x	15.3 x	NA	NA	NA
03/19/07	ServiceMaster	Clayton Dubilier & Rice	5,086.7	1.5 x	12.5 x	11.7 x	17.0%	18.1%
12/06/06	Brickman Group	Leonard Green & Partners	847.0	1.8 x	11.2 x	NA	NA	NA
01/24/06	J.C. Ehrlich & Co.	Rentokil Initial	141.8	1.1 x	NA	NA	NA	NA
10/01/04	Dyno-Rod	British Gas/Centrica	103.0	0.9 x	9.5 x	NA	NA	NA
03/08/04	Western Pest	Rollins	110.0	1.5 x	NA	NA	NA	NA
			Median	1.3 x	11.9 x	11.7 x	17.0%	18.1%
			Mean	1.3 x	12.1 x	11.7 x	17.0%	18.1%

MMI

VITAS vs. ODYSSEY

- Odyssey Healthcare, Inc. (NASDAQ:ODSY) is a publicly traded provider of hospice services with a market capitalization of approximately $350mm.

VITAS vs. ODSY
Operating Statistics
($ dollars in millions)

VITAS

	Actual					Projected
Fiscal Year Ended Dec-31	1005	1006	100T	100L	•-yr Avg	1009[1]
Revenue	6IL 6	699 1	T56 •	L0L •		L59 D
GAAP Rev Growth	1• 9%	11 0%	L 1%	T 0%	15 T%	61%
Organic Rev Growth	1• 9%	11 0%	L 1%	T 0%	15 T%	61%
EBITDA	T9 9	L• 9	101 9	115 5		1IT •
EBITDA Margin	11 9%	11 1%	11 L%	1• 1%	11 1%	16.0%
D&A	11 5	11 T	15 •	IT D		
D&A Margin	1 9%	1 L%	1 0%	1 1%	1 0%	
Operating Profit	6L •	T1 1	LL 5	9L 5		
Operating Margin	11 1%	10 1%	11 T%	11 1%	11 1%	
Capex	1• 5	1• •	1L 1	L L		
Capex % of Sales	• 0%	1 1%	1 •%	1 1%	1 •%	
EBITDA - Capex	55 •	T0 5	L5 L	106 T		
EBITDA-Capex % of Sales	9 0%	10 1%	11 •%	11 1%	10 9%	
Admissions	•9,9L5	51,T16	5•,T9L	55,T99		
Growth	T •%	5 5%	1 9%	1 L%	• T%	
Organic Growth	T •%	5 5%	1 9%	1 L%	• T%	
Medicare Cap[4]	0 0	1 9	0 1	0 1		
% of Gross Revenue	0 0%	0 6%	0 0%	0 0%	0 1%	
Length of Stay	6T •	T1 9	T6 5	T5 •	T1 L	

Odyssey Healthcare

	Actual					Projected
Fiscal Year Ended Dec-31	1005	1006	100T	100L	•-yr Avg	1009[2]
Revenue	1•L6	1T91	19L1	616 D		6L• 5
GAAP Rev Growth	11•%	L L%	5 0%	5• T%	10 0%	11 1%
Organic Rev Growth	11•%	L L%	5 0%	L 0%	L 1%	1 9%[3]
EBITDA	•TL	169	1T6	•• 6		61 •
EBITDA Margin	11T%	9 T%	6 9%	T 1%	9 •%	9 0%
D&A	•D	51	5T	T 9		
D&A Margin	11%	1 1%	1 •%	1 1%	1 1%	
Operating Profit	•1L	119	119	16 T		
Operating Margin	116%	L •%	5 5%	6 0%	L 1%	
Capex	L1	11•	96	• •		
Capex % of Sales	11%	1 1%	1 •%	0 T%	1 1%	
EBITDA - Capex	15T	195	111	11 1		
EBITDA-Capex % of Sales	11•%	6 5%	• 5%	6 5%	T 1%	
Admissions	10,9T1	11,001	11,1•6	•6,TT1		
Growth	L1%	1 1%	0 L%	•5 0%	1• 1%	
Organic Growth	L1%	1 1%	0 L%	NA[4]	• 1%	
Medicare Cap[4]	96	L9	5D	6 9		
% of Gross Revenue	1T%	1 1%	1 1%	1 1%	1 L%	
Length of Stay	L1D	L6D	L5D	L5 D	L• 5	

1) Based on the mid-point of CHE guidance for revenue growth and EBITDA margins
2) Estimates based on Bloomberg consensus as of [illegible]
3) Includes approximately [illegible] of VistaCare revenue earned prior to the acquisition closing on [illegible]
4) ODSY did not disclose organic admissions growth in 2008. Organic admissions growth represents a 3-year average for ODSY
5) Medicare requires hospices to repay billings in excess of a threshold level based on the number of patients

MMI

ROTO-ROOTER vs. ROLLINS

- Rollins, Inc. (NYSE:ROL) is a publicly traded provider of pest control services with a market capitalization of approximately $1.7bn.

Roto-Rooter vs. Rollins Inc.
Operating Statistics
($ dollars in millions)

	Roto Rooter						Rollins					
	Actual					Projected	Actual					Projected
Fiscal Year Ended Dec-31,	2005	2006	2007	2008	4-yr Avg	2009[1]	2005	2006	2007	2008	4-yr Avg	2009[2]
Revenue	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]
GAAP Rev Growth	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Organic Rev Growth	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible][3]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Costs of Service	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
Gross Profit	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
Gross Margin	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	
SG&A	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
SG&A Margin	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	
EBITDA	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]
EBITDA Margin	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
D&A	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
D&A Margin	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	
Operating Profit	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
Operating Margin	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	
Capex	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
Capex % of Sales	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	
EBITDA - Capex	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]		
EBITDA-Capex % of Sales	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	

1) Based on the mid-point of CHE guidance for revenue growth and EBITDA margins
2) Estimates based on Bloomberg consensus of [illegible]. Organic revenue growth is based on [illegible] of acquisition revenue not included in [illegible] GAAP revenue
3) Organic revenue growth estimate for Roto-Rooter in 2009 assumes approximately [illegible] of 2008 revenue from the recently acquired Dayton and Colorado Springs franchises

MMI

DISCLAIMER

The analyses appearing on the foregoing pages 41 through 46 were prepared by MMI solely for purposes of illustrating MMI's position with respect to a possible spin-off of one of Chemed's businesses and it may not be relied on by any other person or used for any other purpose. While MMI believes that the segment EBITDA and other estimates of third party firms referenced in these analyses reflect those firms' best judgments on the dates those estimates were reported, MMI has not independently reviewed the assumptions underlying those estimates or the risks and uncertainties to which those estimates are subject. In these analyses, MMI has relied upon and assumed, without independent verification, the accuracy and completeness of all the financial and other information obtained by MMI from publicly available sources. Any estimates or projections for Chemed, Vitas or Roto-Rooter contained in these analyses involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of any such information and nothing contained in these analyses is, or shall be relied upon as, a representation, whether as to the past or the future. These analyses reflect MMI's best current judgment and reflect assumptions MMI believes to be reasonable based on currently available information. However, these analyses do not purport to address all potential alternatives, the relative merits of different alternatives or all risks, uncertainties or assumptions associated therewith. The assumptions made in connection with these analyses are necessarily based on economic, market, financial and other conditions as they existed, and on the information publicly available to MMI, as MMI prepared these analyses and MMI undertakes no obligation to update or otherwise revise these analyses.

MMI

SPIN-OFF TIMING

Announcement Date	Effective Date	Days	Spun Entity	Parent Company	Value
4/10/2008	12/18/2008	252	FACET BIOTECH CORP	PDL BIOPHARMA INC	362
2/25/2008	10/31/2008	249	BRINKS HOME SECURITY HOLDING	BRINKS CO/THE	972
12/13/2007	9/26/2008	288	ASCENT MEDIA CORP-A	DISCOVERY COMMUNICATIONS-A	455
11/19/2007	4/23/2008	156	QUANEX BUILDING PRODUCTS	GERDAU MACSTEEL INC	563
11/5/2007	8/20/2008	289	TICKETMASTER, HSN, INTERVAL LEISURE & LENDING TREE	IAC/INTERACTIVECORP	2,556
10/29/2007	7/31/2008	276	JOHN BEAN TECHNOLOGIES CORP	FMC TECHNOLOGIES INC	372
10/25/2007	7/2/2008	251	LENDER PROCESSING SERVICES	FIDELITY NATIONAL INFORMATIO	2,971
10/16/2007	7/1/2008	259	SCRIPPS NETWORKS INTER-CL A	EW SCRIPPS CO-CL A	5,215
10/1/2007	2/8/2008	130	AH BELO CORP-A	BELO CORPORATION-A	307
8/29/2007	3/28/2008	212	PHILIP MORRIS INTERNATIONAL	ALTRIA GROUP INC	107,650
7/2/2007	11/13/2007	134	ABRAXIS BIOSCIENCE INC	APP PHARMACEUTICALS INC	1,458
5/10/2007	3/31/2008	326	HILLENBRAND INC	HILL-ROM HOLDINGS INC	1,355
2/26/2007	12/28/2007	305	FORESTAR GROUP INC & GUARANTEE FINANCIAL GROUP	TEMPLE INLAND INC	1,416
2/1/2007	7/31/2007	180	WABCO HOLDINGS INC	TRANE INC	3,505
1/8/2007	10/1/2007	266	TERADATA CORP	NCR CORPORATION	4,638
12/19/2006	6/30/2007	193	DISCOVER FINANCIAL SERVICES	MORGAN STANLEY	15,786
8/2/2006	3/30/2007	240	BROADRIDGE FINANCIAL SOLUTIO	AUTOMATIC DATA PROCESSING	2,897
6/28/2006	1/2/2007	188	SPECTRA ENERGY CORP	DUKE ENERGY CORP	17,260
1/26/2006	9/29/2006	246	WESTERN UNION CO	FIRST DATA CORP	16,788
1/13/2006	6/29/2007	532	COVIDIEN LTD & TYCO ELECTRONICS LTD	TYCO INTERNATIONAL LTD	40,370
	Average	249			

*Spin-offs of greater than $250mm value announced since Jan 2006 involving 100% interests.

MMI

CURRENT AND POTENTIAL ANALYST COVERAGE

Firm	Analyst	Coverage Universe
Current Chemed Coverage		
Barclays Capital	Adam Feinstein	Healthcare Services
Oppenheimer & Co.	Michael Wiederhorn	Healthcare Services
Deutsche Bank	Darren Lehrich	Healthcare Services
RBC Capital Markets	Frank Morgan	Healthcare Services
Stifel Nicolaus & Co.	Eric Gommel	Healthcare Services
C.L. King & Associates	James Barrett	Special Situations & Building Materials
Potential Additional Coverage for Vitas or Roto-Rooter		
BB&T Capital	Newton Jung	Healthcare Services
Soleil Securities	A.J. Rice	Healthcare Services
Robert Baird & Co.	Whit Mayo	Healthcare Services
Raymond James	John Ranson	Healthcare Services
CSFB	Ralph Giacobbe	Healthcare Services
Banc of America	Robert Willoughby	Healthcare Services
Davenport & Co.	Clinton Fedley	Consumer & Business Services
Gabelli & Co.	Chris Marangi	Consumer & Business Services
Morgan Stanley	Vance Edelson	Consumer & Business Services
Sidoti & Co.	James Clement	Consumer & Business Services